Exhibit 16.1

March 11, 2025

Securities and Exchange Commission

Washington, DC 20549

Commissioners:

We have read iSpecimen Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 11, 2025 and we agree with such statements concerning our firm.

Boston, Massachusetts